Exhibit 99.1

NEWS RELEASE

NCR Corporation announces offering of senior notes

DULUTH, Georgia – December 5, 2013 – NCR Corporation (NYSE: NCR) (the “Company”) announced today the intention of NCR Escrow Corp., a newly formed Delaware corporation and wholly owned subsidiary of the Company, to offer $400 million aggregate principal amount of senior notes due 2021 (the “2021 Notes”), $400 million aggregate principal amount of senior notes due 2023 (the “2023 Notes”) and $300 million aggregate principal amount of senior notes due 2025 (the “2025 Notes” and, together with the 2021 Notes and the 2023 Notes, the “Notes”), subject to market and customary conditions.

NCR Escrow Corp. will initially deposit the net proceeds from the offering into a segregated escrow account. The Company intends to use the net proceeds from the offering, together with cash, incremental term loans and additional borrowings under the Company’s revolving credit facility, to finance the previously announced acquisition of Digital Insight Corporation (“Digital Insight”) through a merger with Fandango Holdings Corporation, the parent of Digital Insight (the “Acquisition”). At the time of the closing of the Acquisition, (1) NCR Escrow Corp. will merge with and into the Company, with the Company continuing as the surviving corporation, (2) the Company will assume all of NCR Escrow Corp.’s obligations under the Notes and the related indentures (the “Assumption”) and (3) subject to the satisfaction of certain other conditions, the net proceeds from the offering will be released from the escrow account to the Company. If the Acquisition is not consummated, NCR Escrow Corp. will be required to redeem each series of Notes at a redemption price equal to 100% of the principal amount of such series of Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

Prior to the Assumption, the Notes will not be guaranteed by the Company or any of its subsidiaries. Following the Assumption, the Notes will be senior unsecured obligations of the Company and will be guaranteed by NCR International Inc., a Delaware corporation, and Radiant Systems, Inc., a Georgia corporation.

The Notes and the related subsidiary guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 450 million transactions daily across the retail, financial, travel, hospitality, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 26,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries.

Media Contact

Jeff Dudash

NCR Public Relations

919.435.6976

jeff.dudash@ncr.com

Investor Contact

Tracy Krumme

NCR Investor Relations

212.589.8569

tracy.krumme@ncr.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “seek,” “potential,” “expect,” “strive,” “continue,” “continuously,” “accelerate,” “anticipate,” “outlook,” “intend,” “plan,” “target,” “believe,” “estimate,” “forecast,” “pursue” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” They include statements as to NCR’s anticipated or expected results; future financial performance; projections of revenue, profit growth and other financial items; the use of proceeds from the offering of the Notes; NCR’s plans for the business of Digital Insight Corporation; discussion of other strategic initiatives and related actions; comments about future market or industry performance or behaviors; and beliefs, expectations, intentions, and strategies, among other things. Forward-looking statements are based on management’s current beliefs, expectations and assumptions and involve a number of known and unknown risks and uncertainties, many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and there are a number of factors, risks and uncertainties that could cause actual outcomes to differ materially from results contemplated by such forward-looking statements. These and other risks, assumptions and uncertainties are described in our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. NCR expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.